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                                                                    EXHIBIT 10.1


                            DISTRIBUTION AGREEMENT
                            ----------------------


     THIS AGREEMENT is made as of April 1, 1997 between Epitaxx, Inc., a Delaware corporation, of 7 Graphics Drive, West Trenton, New Jersey, U.S.A. (the "Company") and Nippon Sheet Glass Co., Ltd., a corporation organized under the laws of Japan, of NSG Tokyo Bldg., 1-7, 2-chome, Kaigan, Minato-ku, Tokyo 105 Japan (the "Distributor").

     WHEREAS,

     (A) As a seller of the Company Products (as hereinafter defined) in the Territory (as hereinafter defined) the Distributor is experienced in their sale and distribution in the Territory.

     (B) The Company requires the assistance of the Distributor to distribute the Company Products in the Territory.

     NOW IT IS HEREBY AGREED:

     1.  In this Agreement:

         (a) "Company Products" means all products manufactured by the Company;

         (b) "Territory" means Japan.

     2. (a) This Agreement shall come into force on the date hereof and shall continue until terminated by the agreement of the parties or by written notice from either party to the other pursuant to Clause 2(b).

         (b) Either party may terminate this Agreement, by written notice to the other given at least 90 days before the proposed termination date, during the period beginning on the date the Distributor ceases to own, directly or indirectly, at least 30% of the capital stock of the Company.

     3. The Company hereby grants to the Distributor the right while this Agreement is in force, to purchase Company Products from the Company for resale in the Territory. This right shall be exclusive, even as to the Company.

     4. (a) Orders for the Company Products shall be made by the Distributor through the Company at its main place of business or at such address as may subsequently be notified by the Company and, subject to availability, the
Company shall sell the Company Products to the Distributor in accordance with those orders at such prices as may be agreed upon by the parties from time to time, on a case by case basis.
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         (b)  The Company will endeavor to fulfill the orders of the Distributor for the Company Products with all reasonable dispatch, but shall not be liable in any way for any loss or delay howsoever arising.

         (c) All specifications of Company Products shall be furnished by the Company to the Distributor for purposes including, but not limited to, marketing and labeling.

         (d) The Company shall provide the Distributor with shipping dates, which will be the best estimates of time of arrival available or known to the Company.

     5. Except as otherwise provided herein, the terms and conditions of the transactions contemplated hereunder shall be as agreed between the parties from time to time.

     6. The Distributor is free to determine its own selling prices for the Company Products subject to the reporting requirements of Section 7(f).

     7. The Distributor hereby undertakes and agrees with the Company that it will, at all times during the continuance in force of this Agreement, observe and perform the terms and conditions set out in this Agreement, and in particular:

         (a) will use at all times its best endeavors to promote and extend sales of the Company Products throughout the Territory to potential purchasers thereof and work diligently to obtain orders therefor;

         (b) will, in all correspondence and other dealings relating, directly or indirectly, to the sale or other disposition of the Company Products by the Distributor, clearly indicate that it is acting as principal;

         (c) will not incur any liability on behalf of the Company or in any way pledge or purport to pledge the Company's credit or make any contract binding upon the Company without the Company's prior written approval of the terms thereof;

         (d) will immediately bring any improper or wrongful use in the Territory of the Company's patents, trademarks, emblems, designs, models or other similar intellectual or commercial property rights that comes to its notice to the attention of the Company and will, in and about the execution of its duties, use every effort to safeguard the property rights and interests of the Company, and will assist the Company, at the request and expense of the Company, in taking all steps to defend the rights of the Company;

         (e) will promptly bring to the notice of the Company any information received by it that is likely to be of interest, use or benefit to the Company relating to the marketing of the Company Products in the Territory; and


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         (f)  will report to the Company, as required by the Company with respect to its activities, including but not limited to sales calls, leads follow up, pricing structures and end user price by transaction; and

         (g) will not assign, transfer, charge, or in any manner make over, or purport to assign, transfer, charge or make over, this Agreement, or its rights hereunder, or any part hereof without the written consent of the Company.

     8. (a) The Company shall provide the Distributor with promotional materials at cost.

         (b) The Company shall provide the Distributor with any information and advice generally provided to other distributors in connection with marketing and advertising the Company Products that the Distributor reasonably requests.

         (c) On the expiration or termination of this Agreement, the Distributor shall be entitled to continue to sell all unsold Company Products then in its possession.

         (d) The Company will extend its normal warranty of the product to the Distributor for a date of one year from the time the product is delivered to the customer. This extended warranty will be effective as long as the time between when the product is shipped from the Company and the time when the Distributor delivers the product to the customer is less than one year.

         (e) In order for the extended warranty set forth in Section 8(d) to apply, the Distributor must have proper handling and packing procedures. These procedures are subject to approval by the Company and updated periodically. All personnel who handle parts must be trained using these procedures. The Distributor will implement a Quality System that will include a section on the handling and packing of material. The Company recommends that the Distributor applies for certification under the ISO 9000 system.

     9. Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties hereto, or constitute or be deemed to constitute the Distributor as agent of the Company for any purpose whatever, and the Distributor shall have no authority or power to bind the Company or to contract in the name of and create a liability against the Company in any way or for any purpose.

     10. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.


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         If to the Company:

              Epitaxx, Inc.
              7 Graphics Drive
              West Trenton, New Jersey  08628
              Attention: Noboru Hiraguri, Chief Executive Officer

         If to the Distributor:

              Nippon Sheet Glass Co., Ltd.
              NSG Tokyo Bldg.
              1-7, 2-chome, Kaigan
              Minato-ku, Tokyo, 105 JAPAN
              Attention:  Kenji Fujiwara, General Manager, Fiber Optics Division

     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

     11. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     12. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

     13. No waiver of the terms and provisions of this Agreement or consent for the departure therefrom shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     14. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

     15. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be


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construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     16. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New Jersey, without giving effect to the conflict of law principles thereof.

     17. Any controversy, dispute or claim arising out of or in connection with this Agreement, or the breach, termination or validity hereof, shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in the State of New Jersey, pursuant to the rules of the American Arbitration Association. The arbitration tribunal shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within thirty (30) days of receipt of the request. The two arbitrators so named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the thirty (30) day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within sixty (60) days, the office of the American Arbitration Association Trenton, New Jersey shall make the necessary appointments of such arbitrator(s). The decision or award of the arbitration tribunal (by a majority determination, or if there is no majority, then by the determination of the third arbitrator, if any) shall be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of the State of New Jersey shall govern.

     18. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New Jersey or of the United States of America for the District of New Jersey. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 5(a) hereof.

     19. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     20. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement

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shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     21. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, Epitaxx and the Distributor have caused this Agreement to be executed by their duly authorized officers, under seal, as of the date first specified above.

                              EPITAXX, INC.


                              By:      /s/ Noboru Hiraguri
                              Name:    Noboru Hiraguri
                              Title:   Chief Executive Officer



                              NIPPON SHEET GLASS CO., LTD.


                              By:      /s/ Kenji Fujiwara
                              Name:    Kenji Fujiwara,
                              Title:   General Manager, Fiber Optics Division



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